UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): October 17, 2007

SWIFT ENERGY COMPANY
(Exact name of Registrant as specified in its charter)

Texas	1-8754	20-3940661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16825 Northchase Drive, Suite 400
Houston, Texas 77060
(Address of principal executive offices)

(281) 874-2700
(Registrant’s telephone number)

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                Completion of Acquisition or Disposition of Assets

On October 11, 2007, Swift Energy Company (“Swift Energy”) closed on a purchase and sale agreement for the acquisition of property interests from Escondido Resources, LP, a privately held company with an effective date of July 1, 2007. These South Texas properties are located on an aggregate 82,900 acres in the Sun TSH area in La Salle County, the Briscoe Ranch area primarily in Dimmit County, and the Las Tiendas area in Webb County.

The final purchase price of the property interests closed was $249.5 million and is subject to post-closing adjustments. This acquisition was funded with approximately $220 million of bank borrowings under Swift Energy’s credit facility, and the balance with cash-on-hand and the initial performance deposit.

The full text of the press release dated October 12, 2007, announcing the closing of the South Texas acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.                                Financial Statements and Exhibits

 (d)           Exhibit.                      The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description

99.1	Swift Energy Company press release dated October 12, 2007, announcing closing on South Texas acquisition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 17, 2007

Swift Energy Company
By:	/s/ Bruce H. Vincent
Bruce H. Vincent President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Swift Energy Company press release dated October 12, 2007, announcing closing on South Texas acquisition.